Empeiria Acquisition Corp. Proposed Merger with Integrated Drilling Equipment Company Holdings Inc. October 2012 Exhibit (a)(1)(H)

Forward-Looking Statements
Some of the statements in this presentation may constitute forward-looking statements.  Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements.  Forward-looking statements relating to the proposed transaction  include, but are not limited to:  statements about the benefits of the proposed transaction involving EAC and IDE; EAC's and IDE's plans, objectives, expectations and intentions; the expected timing of completion of the transaction; the results of the tender offer for EAC’s common shares; EAC’s ability to obtain any financing required in connection with the merger, the tender offer or a potential acquisition; the potential benefits of the proposed transaction with Rig Works, Inc.; and other statements relating to the transaction that are not historical facts.  Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties.  There can be no assurance that actual results will not materially differ from expectations.  Important factors could cause actual results to differ materially from those indicated by such forward-looking statements.  These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Schedule TO filed with the
SEC in connection with the merger and tender offer.  Additional risks and uncertainties are identified and discussed in EAC’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.  Forward-looking statements included herein speak only as of the date of this presentation.  If any of these risks or uncertainties materialize or if any assumption prove incorrect, results could differ materially from those expressed by such forward-looking statements.  Neither
EAC nor IDE undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this presentation.
Disclaimer
2

Executive Summary 3

EMPEIRIA
ACQUISITION CORP.

IDE
INTEGRATED DRILLING EQUIPMENT

On October 19, 2012, Empeiria Acquisition Corp. (“EAC”) executed a merger agreement with Integrated Drilling Equipment Company Holdings Inc. (“IDE” or the
“Company”)
Based in Houston, Texas, IDE is one of the leading providers of land drilling rigs, rig refurbishment and reconfiguration services, integrated electrical and control systems for land and offshore rigs, and upgrade packages and related components for offshore rigs
IDE provides these products and services to contract drilling companies worldwide
The total enterprise value (“TEV”) of the transaction is $87.5 million at closing
IDE stockholders to receive: (i) $20 million in cash (1) and (ii) the balance payable in shares of EAC issued at $10 per share calculated as $87.5 million less the cash consideration less net debt (subject to customary adjustments)
The total transaction value (2) represents multiples of 4.4x 2012 projected adjusted
EBITDA and 2.9x 2013 projected EBITDA
EAC launched its tender offer for its common shares on October 19, 2012, which will be open until November 15, 2012, unless extended (3)
EAC intends to use IDE as a platform to build a diversified oilfield services manufacturing company
EAC has signed a nonbinding letter of intent to acquire Rig Works, Inc. (“Rig
Works”), a leading manufacturer of workover rigs, for $25 million
Situation Overview
4
______________________________
(1) Cash consideration is subject to increase if EAC’s trust account at closing plus net proceeds of any equity offering exceeds $50 million.
(2) Total transaction value is the pro forma TEV at $10 per share, and reflects transaction costs and the value of shares held by Empeiria Investors LLC, EAC’s sponsor, and EAC’s current and former officers and directors at closing. Refer to page 32 for the calculation of pro forma TEV.
(3) Pursuant to EAC’s certificate of incorporation and the merger agreement with IDE, EAC is required, as a condition to closing, to provide all holders of EAC common
shares with the opportunity to redeem their shares.   See EAC’s Offer to Purchase (the “Offer to Purchase”) and other offer materials filed with the Securities and
Exchange Commission (the “SEC”) on Schedule TO on October 19, 2012 (as amended from time to time, the “Schedule TO”).

EMPEIRIA
ACQUISITION CORP.

IDE
INTEGRATED DRILLING EQUIPMENT

Robust underlying market fundamentals driven by industry need for new and refurbished drilling rigs
Established integrated drilling rig manufacturer provides the ideal platform for building a diversified oilfield services manufacturing company with a global reach
Compelling transaction valuation – significantly below comparable precedent transactions and trading multiples for publicly traded peers
Considerable number of immediate organic and acquisition growth opportunities
Deep and experienced management team
Value added operational and investment experience from the EAC Board of Directors
Attractive Investment Opportunity
5

$1
$10
$9
$20
$30
0%
2%
4%
6%
8%
10%
12%
$0
$5
$10
$15
$20
$25
$30
$35
2009A 2010A 2011A 2012E 2013E
Adjusted EBITDA Adjusted EBITDA Margin
$67
$116
$164
$290
$294
$0
$50
$100
$150
$200
$250
$300
$350
2009A 2010A 2011A 2012E 2013E
Strong Financial Profile
Revenue Adjusted EBITDA
(1)
6
______________________________
Source: IDE Management.
(1) 2009-2012 EBITDA and EBITDA margin are based on adjusted revenue and adjusted EBITDA. See page 34 for a reconciliation of adjusted EBITDA, adjusted
EBITDA margin and adjusted Revenue, non-GAAP measures, to Net Income (Loss).
($ in millions)

4.4x
7.2x
10.4x
7.0x
3.2x
7.1x
7.7x
12.1x
Proposed IDE
Transaction Multiple
Forum Energy
Technologies
Lufkin Industries National Oilwell
Varco
Tesco Corp. Peer Median Peer 5-Year Average
Median
Selected Precedent
Transactions
2.9x
5.9x
8.0x
6.0x
3.1x
6.0x
6.4x
9.7x
Proposed IDE
Transaction Multiple
Forum Energy
Technologies
Lufkin Industries National Oilwell
Varco
Tesco Corp. Peer Median Peer 5-Year Average
Median
Selected Precedent
Transactions
Compelling Transaction Valuation
7
EV / 2012E EBITDA
EV / 2013E EBITDA
______________________________
Source: FactSet as of 10/23/2012.
(1) IDE multiples based on pro forma TEV, projected 2012 adjusted EBITDA and projected 2013 EBITDA.
(2) Includes relevant oilfield services manufacturing transactions greater than $50 million in value since 1/1/2010.
Selected Manufacturing Peers
38% Discount
to Peer Median
52% Discount
to Peer Median
(1)
(1)
Selected Manufacturing Peers
(2)
(2)
(LTM EBITDA)
(FY+1 EBITDA)

Empeiria Team
Acquisition & Operational Expertise
8
Previous Transactions
Conner Steel Berg Electronics International Home Foods
Business Overview
Leading manufacturer of above-ground
storage tanks utilized at natural gas and
oil well sites and follow-on acquisition
of top provider of material handling
and storage equipment used in the
hydraulic fracturing process
Manufacturer of electronic connectors,
sockets, and cable assembly products
Manufacturer/marketer of shelf-stable
food products with popular brand
names
Investment
Highlights
Attractive long-term fundamentals
for onshore oil and gas drilling
Leading market positions
Significant growth opportunities
Large and fragmented industry with
solid growth prospects
Outstanding product innovator; high
quality manufacturing facilities
Strong market position
Leading market positions in 9 of 11
categories
National distribution network
Significant opportunities for cost
savings
Empeiria Team
Value Added
Endured downturn in 2009 by
utilizing cost cutting measures and
avoided losing any equity to lenders
Recruited experienced executives
Reorganized global sales and
marketing organization
Consummated 7 add-on
acquisitions
Completed 9 strategic acquisitions
totaling $674 million
Identified $27 million in cost
savings
Introduced 10 new products
Result
Sold to NOV for 11x return on
capital over 5 years
IPO followed by sale to strategic
buyer for 14x return on capital
IPO followed by sale to strategic
buyer for over 3x return on capital
The Empeiria team members have worked together extensively and on multiple transactions and companies over the past 20 years
EAC expects that its extensive experience and industry relationships will provide IDE with a competitive advantage in identifying consolidation opportunities and executing on the Company’s growth strategy going forward
Source: EAC.
Implemented major
productivity improvements

IDE Overview 9

IDE Overview
10
IDE Manufacturing IEC Systems IDE Hydraulics Group
IDE’s facility has twelve rig pads offering
mechanical, structural, hydraulic and electrical
services for new rig manufacturing, rig modification,
rig refurbishment and fabrication projects
IDE is one of the largest and most comprehensive
independent providers of land rig reconfiguration
and refurbishment services in the U.S. including:
Rig-Up
Rig Modification
Rig Refurbishment
New Land and Platform Rigs
Equipment Procurement
Testing and Repair Service
The Company also fabricates mud tanks, sub-
structures, masts, rig related structures, and offshore
platform and jack up structures
Complete land rigs are sold for prices ranging from
$14 - $20 million each and take approximately 6 - 9
months to complete
Engineering and installing new rigs on existing
platforms cost $40 - $100 million each and take
approximately 14 - 20 months to complete
Versus a new platform rig that costs $300 -
$500 million and takes 3 – 5 years to complete
Most of IDE’s revenues are derived from its
manufacturing and refurbishing business
IEC is IDE’s full-service industry provider of
drilling rig electrical components and rig power
systems
IEC designs and manufactures its Centurion Vari-
Drive (an AC VFD drive system) and IEC I-Drive
(a DC SCR drive system)
Over 200 field service professionals provide
worldwide installation, service or repair of all IEC
products, as well as non-IEC systems
IEC maintains a full staff of electrical engineers
providing electrical design and engineering services
IEC provides spares shipment worldwide 24 hours a
day, seven days a week
IEC also provides motor control centers, driller’s
controls and driller’s cabins
IDE Hydraulics Group provides engineered
hydraulic rig solutions, specializing in hydraulic
power units and related components for all rig
functions
Hydraulic power units and systems are fully designed
and engineered as a complete integrated system
All hydraulic systems include state of the art designs
and components for optimized drilling performance
Hydraulic rig solutions include
Power units
Flushing units
Catheads
Winches
Cylinders
Connectors
Walking systems
Integrated Drilling Equipment (IDE)

EMPEIRIA ACQUISITION CORP.

	◆	✓	✓	✓			✓		✓		✓	
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✓

◆

○

IDE
National
Oilwell Varco Aker Kvaerner Cameron
Superior
Derrick
American
Block
Canrig
(Nabors) Forum Tesco
Gardner
Denver Drillmec
FMC
Technologies
Top Drive
Drawworks
Travelling Block
Mast
Substructure
Rotary Table
Electrical Wiring
SCR / VFD House
Mud tanks
Solids Control
Mud Pumps
Blowout Preventers
Hydraulic Power Units
Dog House/ Drillers Cabin
Complete Rig Packages
Workover Rigs
Drilling Instrumentation
Rig Up Service
Refubishments
Reconfigurations
Rig Related Field Services
Diverse Product & Service Offering
11
______________________________
Source: Company filings and website.
IDE’s Relative Product & Service Offering
Manufactured items or services provided
Limited parts/components manufactured with most items purchased from other manufacturers
Product/ service performed by company that is a potential add-on acquisition

EMPEIRIA
ACQUISITION CORP.

PIONEER
TRINIDAD DRILLING LTD
Complete Production Services
Key Energy Services
SUPERIOR ENERGY SERVICES, INC.
Felderhoff Brothers Drilling
NABORS INDUSTRIES LTD.
Lewis Energy Group
Bandera
Big E Drilling Co.
DIAMOND OFFSHORE
IHSA
VIKING DRILLING ASA
Petrex
NABORS INDUSTRIES LTD.
NABORS INDUSTRIES LTD.
TUSCANY International Drilling Inc.
Transocean
Petrex
NABORS INDUSTRIES LTD.
Silurian
Weatherford
Transocean
NABORS INDUSTRIES LTD.
eni
enafor
KUWAIT DRILLING COMPANY K.S.C.
NABORS INDUSTRIES LTD.
Petroleum Development Oman
NABORS INDUSTRIES LTD.
TUSCANY International Drilling Inc.
JOHN Energy Ltd.
KCA DEUTAG
NATIONAL DRILLING COMPANY
NABORS INDUSTRIES LTD.
DRILLMECH ENGINEERING AND HYDRAULIC SERVICES
ENSIGN
NABORS INDUSTRIES LTD.

Strong Global Customer Base
12
Blue-chip customer base covering 55 countries
______________________________
Note: Company geography based on both headquarters and location(s) of operations.
(1) IDE categorizes its sales geographically based on the location to which its products are shipped or IDE has been informed will be shipped or at which IDE’s services are performed.
2009 2010 2011
U.S. & Canada 47% 56% 80%
Mexico, Central & S. America 18% 39% 16%
Europe, Russia & Asia 1% 2% 4%
North Africa & Middle East 16% 2% 1%
Other International 18% 1% 0%
% of Revenue by Region
(1)

Deep, Experienced IDE Management Team
13
Position
Years of
Experience
Joined
IDE
Background
Stephen Cope
CEO 36 1991
Founded IEC’s predecessor company, International Electric Co. in 1991 and has served as
President and CEO since that time
Began oilfield career in 1976 with Rig-A-Lite Co., where he was responsible for worldwide products and distributor sales
Extensive contacts and experience in both the U.S. drilling industry and international drilling operations
Richard
Dodson
President &
COO
30 2008
Previously served in numerous capacities with TETRA Technologies, including President and Managing Director of TETRA Applied Technologies, L.P., where he oversaw revenue growth from $65 million to over $1 billion
Previously owned and operated Pace-Atlas, Inc., Soncett Energy, Sunstone Corporation
and Luckenback Drilling
Tony Beebe
Managing
Director
of Operations
17 2011
Previously a Drilling Engineer and Project Leader for rig upgrades for Exxon Mobil,
Project Manager for Nabors and consultant on building rigs, Brazil country manager for
Noble Drilling, and Contractor Operator at Transocean
Michael Dion
CFO 32
Upon
closing
Pinnacle Foods (EVP and CFO), played key role in integration of Aurora Foods (brands included Duncan Hines, Mrs. Paul’s, and Aunt Jemima Frozen Breakfast) into Pinnacle
Foods
Hillsdown Holdings, PLC and Mumm and Perrier-Jouet, VP of Finance; International
Home Foods, EVP and CFO
Michael
Pilkinton
IEC President 28 2008
Held various management, sales and engineering positions with Global Marine and
GlobalSantaFe Drilling, including seven years as Manager for Electrical Engineering
Tyson Seeliger
Senior Vice
President –
Sales &
Marketing
14 2012
Served as Vice President, Sales & Marketing of Xtreme Drilling and as U.S. Sales &
Marketing Manger of Trinidad Drilling
Began career with NOV, where he spent 7 years in increasingly senior roles, including
Product Line Manager for IDEAL & RAPID Rig Drilling Systems from 2005 to 2007

Deep, Experienced IDE Management Team (Cont’d)
14
Position
Years of
Experience
Joined
IDE
Background
Ron Davis
Vice President –
Offshore
Engineering
16 2012
International offshore technical and marketing support experience including rig upgrades, repairs and new construction
Held various project and technical roles with Atwood Oceanics, Technip Offshore and
Transocean
Tasked with expanding IDE’s offshore presence across the globe
Jay Johnson
Vice President –
Manufacturing
14 2012
Worked as Plant Manager for Valerus Compression Services running its Longview, TX plant manufacturing API 12F tanks and ASME coded vessels
Held positions of increasing responsibility including implementation of Lean Manufacturing techniques with Parker Hannifin and Eaton Corp.
Robert
Fleming
Vice President –
Estimating &
Quotes
39 2012
From 1973 through 1991, employed by Loffland Brothers Company and subsequently transferred into the Nabors International Group
Experience in engineering and design participation in the construction of North Sea
Platform rigs and land rigs for the Middle East, South America and Russia
James Mills Chairman
40
Chairman of EAC; Chairman and CEO of Mills & Partners, a manufacturing-focused management and investment firm
Led 9 industrial LBO portfolio companies
Alan Menkes Director
24
CEO of EAC; G2 Investment Group; Empeiria Capital (co-founder); Thomas Weisel;
Hicks, Muse; and The Carlyle Group
Continuing EAC Board Members Post-Closing

Market Fundamentals 15

WTI Price ($/bbl)
"Breakevens" for oil production are far below current and expected oil prices
The majority of unconventional oil plays are economic above $60/bbl
Jan-07
Jan-08
Jan-09
Jan-10
Jan-11
Jan-12
Jan-13
Jan-14
Jan-15
Jan-16
Jan-17

Henry Hub Price ($/Mcf)
An increase in gas prices could trigger a resumption of gas-focused drilling and production activity
The majority of unconventional gas plays are economic above $4.25/Mcf
Jan-07
Jan-08
Jan-09
Jan-10
Jan-11
Jan-12
Jan-13
Jan-14
Jan-15
Jan-16
Jan-17

Robust Market Fundamentals –
Oil & Gas Drilling Breakeven Economics
Oil Prices vs. Breakeven Drilling Economics Gas Prices vs. Breakeven Drilling Economics
16
Source: Historical prices per FactSet; anticipated future prices based on 5-year NYMEX strip pricing per Bloomberg as of October 2012.
$0
$20
$40
$60
$80
$100
$120
$140
$160
WTI Price
Illustrative Breakeven
$0
$2
$4
$6
$8
$10
$12
$14
Henry Hub Price Illustrative Breakeven

EMPEIRIA ACQUISITION CORP.

# of Rigs
% Horizontal

Selected Rig Count
Increase of 6.3x

Over the last five years, there has been a secular shift towards horizontal drilling driven by the unconventional shale revolution
Rig counts in shale plays such as the Bakken and Eagle Ford have increased exponentially
Unconventional plays / horizontal drilling require higher quality, newer rigs
U.S. Land Rig Count Overview
17
Horizontal vs. Vertical Rigs
Historical Rig Count in Selected Unconventional Plays
______________________________
Source: Rig Data; Baker Hughes as of 10/19/2012.
0%
10%
20%
30%
40%
50%
60%
70%
80%
0
300
600
900
1,200
1,500
1,800
2,100
Oct-02 Oct-04 Oct-06 Oct-08 Oct-10 Oct-12
Horizontal Vertical % Horizontal
0
300
600
900
1,200
Q4'07 Q2'08 Q4'08 Q2'09 Q4'09 Q2'10 Q4'10 Q2'11 Q4'11 Q2'12 Q4'12
Permian Bakken Eagle Ford Niobrara MS Lime Granite Wash Marcellus

EMPEIRIA ACQUISITION CORP.

2004-Current
2000-2003
1990s
Before 1990
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Jan-08 Apr-08 Jul-08 Oct-08 Jan-09 Apr-09 Jul-09 Oct-09 Jan-10 Apr-10 Jul-10 Oct-10 Jan-11 Apr-11 Jul-11 Oct-11

AC
SCR
Mechanical
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Jan-08 Apr-08 Jul-08 Oct-08 Jan-09 Apr-09 Jul-09 Oct-09 Jan-10 Apr-10 Jul-10 Oct-10 Jan-11 Apr-11 Jul-11 Oct-11

AC Rigs Have Higher Utilization
Over the last five years, there has been a secular shift towards horizontal drilling driven by the unconventional shale revolution
Unconventional shale plays require newer, more efficient types of drilling rigs; AC rigs have become popular in the past decade because of their ability to employ the more efficient and precise variable frequency drive (VFD)
Higher utilization for rigs built after 2004
Higher utilization for AC rigs
These trends are likely to benefit companies that both manufacture and refurbish drilling rigs
Modern rigs are being designed to increase power, accommodate deeper wells, and increase levels of automation
Global outlook for rig newbuilds remains robust
Retirement / replacement of existing older mechanical and SCR rigs
Overall expected increase in total number of rigs (especially internationally)
Estimated $4 billion market opportunity annually over the next 5 years
(1)
The international opportunity could be immense, driven by the combination of significant untapped shale resources and inadequately equipped rigs to drill unconventional wells
Commentary U.S. Land Rig Utilization by Year in Service
U.S. Land Rig Utilization by Rig Type
18
______________________________
Source: RigData and Baker Hughes.
(1) Management estimates.
As of year-end 2011, rigs built after 2004
experienced 34% greater utilization than
those built before 2004
As of year-end 2011, AC rigs
experienced 15% and 43% greater
utilization than SCR and
Mechanical rigs, respectively

27%
15%
17%
23%
29%
31%
12% 57%
74%
68%
31%
40%
26%
1%
3%
11%
32%
150
344
229
822
326
Before 1990 1990s 2000-2003 2004-current n/a
AC SCR Mechanical N/A
Older Rigs Provide Significant Upgrade /
Refurbishment Opportunities
19
Operating Rigs by Age Bracket & Power Type
(1)
Source: TPH research; RigData as of 12/31/2011.
(1) Represents operating land drilling rigs as of 12/31/2011; grouped by type of power generation.
Significant number of these rigs
will likely need to be replaced
Over the next 5 – 10 years

EMPEIRIA
ACQUISITION CORP.

(# of Deliveries)

1970
1980
1990
Present
Drillsite size
10,000'
Subsurface drillable area

0
10
20
30
40
50
60
70
80
90
1951 1956 1961 1966 1971 1976 1981 1986 1991 1996 2001 2006 2011
Robust Market Fundamentals – Offshore
Jackup rig demand continues to increase globally
Current global utilization of 82% (compared to 75% one year ago)
Aging worldwide jackup fleet with 50% of the current fleet more than 25 years old
Large refurbishment opportunity exists
Higher demand, longer term contracts and higher dayrates for newer AC rigs or rigs that have recently undergone significant refurbishments / upgrades
IDE provides these refurbishment / upgrade services
While a wave of newbuilds are expected to enter the market over the next few years, the impact is likely to be offset by the retirement of stacked / older rigs
Overview Global Jackup Utilization by Build Cycle
20
55%
utilization
71%
utilization
86%
utilization
92%
utilization
65%
70%
75%
80%
85%
90%
95%
100%
Oct-05 Oct-06 Oct-07 Oct-08 Oct-09 Oct-10 Oct-11 Oct-12
______________________________
Source: ODS Petrodata.
Drilling Envelope Evolution Global Jackup Marketed Utilization
Majority are
modernized AC
rigs
Majority are
Mechanical /
DC rigs

Growth Strategies 21

Significant Organic Growth Opportunities
22
Complete Rig
Packages and Rig
Refurbishments
Market share is expected to grow as IDE expands into more growing markets (current market share estimated at 5-10%) (1)
There are very few integrated manufacturers of high tech complete rig packages in the market
Growing reconfiguration and refurbishment business for aging / stacked rigs
Margin Improvements
for Complete Rig
Packages
IDE’s average gross margin per complete rig is expected to improve from less than 10% to 15-20%
over the next 12 months (1)
IDE is standardizing its rig models, which it expects will result in lower field engineering and customization costs, improved economies of scale and higher profit margins
Labor hours per complete rig can potentially be cut by an estimated 20% (1)
In-sourcing certain components could reduce costs
Automated Drilling
Technology
Further growth can be realized through IEC’s pursuit of automated drilling technology
Potential manufacturing opportunity for systems used to seamlessly communicate across all rig systems
Offshore
Opportunities
Leverage existing market position and installed client base of IEC and its manufacturing infrastructure to significantly expand its business in providing drilling equipment for the offshore market
Provide drilling packages for jackups and platform rig upgrades
Provide specialized components for newbuild offshore rigs
International
Opportunities
Increase sales of rigs, components and service to international end markets, with a focus on Latin
America and the Middle East
Parts & Service
Provide parts and service for IDE rigs, IEC and hydraulics customers
______________________________
(1) IDE Management estimates.

Advanced Land Rig Designs
The Sparta Drilling System (“SPARTA”) is a safe, highly efficient, fast moving rig
Designed for minimal drilling time and fast moves
Flexible modular design is capable of rigging up the V-Door in either the X or Y axis position from well to well, meeting the
DOT load limitations
All components that require elevation are hydraulically raised
The SPARTA combines two industry proven structure technologies, a vertically erecting mast and the hydraulic winch raised parallelogram substructure
Free standing mast can be supplied in Range 2 triples
(1)
The 1,000 / 1,500 HP triples are designed to transport as a single load with the traveling block and drill line, while the top drive is transported on another load
The 2,000 HP mast transports in two loads, the top drive in the lower section and the traveling block / drill line spooler in the intermediate and upper section
IDE’s patent pending Self Elevating Drilling System (“SEDS”), is a box-on-box substructure
Bootstrap style, vertically erecting mast, which is extended with the drawworks while the sub is raised with hydraulic cylinders
Drillfloor supplied with zero-discharge recovery system
SEDS Self-Erecting Mast assembles and rises with minimal crane usage to 152ft
SEDS will accommodate up to 1.5 million lbs. of static hook load
All SEDS designs are available in both AC and DC drive
SPARTA Rigs SEDS Rigs
(2)
23
SPARTA Rig Classes
1,000 HP
AC / DC
2,000 HP
AC / DC
1,200 HP
AC / DC
1,500 HP
AC / DC
SEDS Rig Classes
1,000 HP
AC / DC
1,200 HP
AC / DC
1,500 HP
AC / DC
2,000 HP
AC / DC
2,500 HP
AC / DC
3,000 HP
AC / DC
______________________________
(1) IDE has conceptual drawing for Range 2 doubles.
(2) IDE has only built customized SEDS rigs with an intention of standardization.

24
Rig projects were primarily
refurbishments where IDE supplied
labor and parts at marked up rates
Customers planned projects, provided
engineering and project management
Shops and facilities were focused on
one off projects often not related to rig
projects
Customers provided designs, IDE did
fabrication
Lean manufacturing introduced, with up
to 28% cost reductions in the
manufacturing of masts and subs
Became API 4F and ISO 9001 certified
for shops
Introduced Primavera software for
planning and scheduling
Expanded engineering department and
converted from 2D to 3D AutoCAD
Built a Project Management group to
run turnkey projects
Rapidly evolved SPARTA and SEDS rig
designs to be flexible and competitive in
the market
Adaptable, easy to build standard base
rigs that are easily customized at
increased margins
Pre-engineered designs tailored for
specific U.S. regions (Bakken,
Marcellus, Eagle Ford) and international
areas
Repeatable designs
Highly efficient manufacturing
processes
Automated, state of the art rig designs
Increased capacity with improved
manufacturing processes
Customizable on demand with fast
response
Where IDE was Where IDE is Where IDE is going
Time and Material Projects Job Shop Batch Repetitive Manufacturing
IDE’s Evolving Approach to
Rig Manufacturing

Complete Rig Margin Improvement
25
IDE’s gross margin for complete rigs has increased over time; the first rigs of each design were the least profitable
A reduction of highly customized projects in favor of more standardized rigs is also expected to improve margins
IDE Management expects that SPARTA rigs delivered over the next few months will produce 15 - 20% profit margins (1)
Illustrative Gross Profit Margin Improvements for Complete Rigs
______________________________
Notes: Includes recently delivered rigs and pending deliveries; historical margins include rigs delivered through September 2012.
(1) IDE Management estimates.
(2) The Company has built a customized version of SEDS for one customer and expects SEDS to be a lower revenue contributor compared to SPARTA rigs in the near term.
SPARTA 1,500HP Modified SEDS
(2)
3%
15%
15%
20%
Historical Projected
0%
10%
10%
15%
Historical Projected

EMPEIRIA ACQUISITION CORP.

Mud In
Returns
Gen 1 Gen 3
Gen 2 Gen 4
Alarms

Automated Drilling - IEC Systems
IDE believes that it is currently a significant player in the offshore market through its IEC Systems division, a leading
manufacturer of integrated electrical systems and control
systems for a wide range of drilling rigs
For 20 years, IEC has offered engineering, manufacturing,
installation and field service of electrical systems for marine and drilling applications in numerous countries across the
world
In addition, IEC provides the following electrical services
Engineer and install electrical systems and components
On-site or in-plant repairs and renovations
Since 2003, IEC has built 141 VFD and SCR control systems
26
Driller’s Cabin
Heli Transportable VFD
Screenshot of IEC
Centurion Control System
– Centurion VFD drive
systems (AC power)
– Centurion drilling
controls and
instrumentation
– I-Drive SCR System
(DC power)
– AC and DC
generator/motor
controls
– Communication and
alarm systems
– Electrical rig up
– Climate controlled
power houses
– Top drive controls
– Fire and gas detection
systems
– Marine switchgear
– Controls/Sensors
– Drill chair
– Control consoles

The Offshore Opportunity
IDE believes there is an undiscovered market for upgrading legacy premium jackup rigs
Nearly 350 jackups globally
The project economics of replacing existing DC drilling equipment with AC drilling equipment are highly attractive
IDE upgrade capabilities include
New AC top drives and AC drawworks
AC upgrade to existing mud pumps
Upgraded finger board
New variable frequency drives and local equipment room,
drilling controls
IEC can provide a very robust power and controls package at a significant discount to other major suppliers
IDE’s offshore upgrade packages could be expanded to include mud pumps, bulk tanks, expansion of mud pits, and other components
IDE believes there are over 250 modular drilling packages on fixed and floating offshore platforms globally that have aging equipment in need of an upgrade
Replacing the existing drilling packages with modern AC equipment and state of the art drilling controls would exponentially extend the drilling envelope and production potential from the existing platform
In addition to replacement, packages are needed for new offshore platforms such as spars or tension leg platforms
These modular packages are of similar configuration and content to land rigs and are a logical extension for IDE
Jackup Upgrade Packages Offshore Platform Rig Packages & Inland Barges
Increased drilling efficiency and reduced non-productive time
Improved speed and torque control allows automated drilling, increasing rate of penetration, extending bit life and reducing non-productive round trips
AC equipment allows interface to drilling control systems
Better management of available rig power and fuel efficiency
Higher torque and enhanced bit feedback
Significant weight savings and noise reduction
Reduced long term maintenance costs
What are the Benefits of AC Drilling Equipment?
27
______________________________
(1) IDE Management estimate using sample data based on 95% utilization, an effective tax rate of 18%, straight line depreciation over 10 years and 10% salvage value of purchase price.
Illustrative Project Economics for Drilling Contractor
(1)
Reactivate, Upgrade $25 million
Mobilization $2 million
Client Contribution $2 million
Contract Dayrate $115,000
Daily Operating Cost $50,000
Contract Term 1 year
Annual EBITDA $23.6 million
Return on Capital 64%
IDE believes that it can successfully leverage its existing market position and installed client base of IEC, an assembled team of offshore specialists, and its manufacturing infrastructure to significantly expand its business in providing drilling equipment to the offshore market

Organic EBITDA Growth Roadmap
28
______________________________
Source: IDE and Empeiria management.
($ in millions)
$20.0
$16.2
$6.7
$3.5
$35.2
$81.6
$30.5
2012E Adjusted
EBITDA
Impact of Full Year
at Current Rig Gross
Margin
Impact of Achieving
Target Rig Gross
Margin
Impact of Expanding
Land Rig Refurb
Business
Impact of Penetrating
New End Markets
Potential EBITDA 2013E EBITDA
Compare:

Full year at current
rig gross margin
Complete rig margins
increase from 8.4%
(est. adjusted 2012) to
16.6% (est. Q4 2012).
Achieving target rig
gross margin
Complete rig margins
increase from 16.6% (Q4)
to target of 20.0%.
Land rig refurb
expansion
Incremental
revenue from land
rig refurbishments
at 17.5% margin.
New end markets
Revenue from new end markets
at 15% margin:
•
Jack-up and platform rig
upgrade packages (each $75
million annual revenue for
IDE);
•
Rig parts and services
(2.5% share of est. $3.4bn
annual market).
Potential EBITDA
Sum of 2012E Adjusted
EBITDA,
Excludes potential
impact of IEC growth
(elec. & control systems),
Rig Works acquisition,
and other add-on
acquisitions.
Management anticipates that
  &
  would come from:
•
A reduction in labor hours per rig;
•
Savings on materials from in-sourcing certain rig
components;
•
A moderate narrowing of IDE’s pricing discount vs.
other providers.

IDE believes that many small, privately-owned regional firms in the global rig equipment and services business may be attractive targets for consolidation
Market volatility may pressure smaller, undercapitalized equipment and service providers to consolidate or seek partners, which could provide IDE with attractive acquisition opportunities
The extensive experience and industry relationships of IDE and EAC management should provide a competitive advantage in identifying and executing consolidation and acquisition opportunities
Product and service expansion
High tech offerings for closed loop drilling, additional control and interface with downhole and directional tools
Workover rigs (Rig Works under LOI)
Drilling equipment such as iron roughnecks, sheaves, pipe spinner
Mud equipment including shaker, centrifugal pumps, centrifuges, pressure relief valves
Component repair facilities for mechanical equipment
Parts and distribution companies
Vertical integration of major rig components
Top drives
Drawworks
Automated catwalks
Rotary tables
Well control equipment including BOP’s, accumulators and choke manifolds
Traveling equipment including blocks, hooks and swivels
Mud pumps
EAC believes that, as a publicly-traded company, IDE will enjoy improved access to capital markets and an enhanced ability to pursue accretive acquisitions
Acquisition Strategy
29

Rig Works Potential Add-on Acquisition
EAC has executed a LOI to acquire Rig Works, a workover rig
and well servicing components manufacturer, for $25.0
million
(1)
Workover rigs are mobile, lower horsepower rigs used to
maintain, repair and modify existing wells
Land workover rigs range from under $1 million to $1.5
million, largely depending on horsepower
Rig Works’ shareholders plan to roll a portion of their equity into EAC
EAC expects that the addition of Rig Works will provide IDE
with a more diversified platform that can offer a broader
product offering to customers and realize economies of scale, resulting in improved operating margins
Expands IDE’s geographic footprint by increasing its presence in the Permian Basin, one of the most prolific and largest basins in North America
A combination with EAC would enhance access to capital and
allow investment in more capacity to grow revenues
Rig Works has five meaningful competitors in its markets and
Rig Works management estimates it has a 20-25% market share
Rig Works is a key player in the oil and gas machinery
manufacturing industry, providing new well servicing
equipment, mast fabrication, rig refurbishment services and
repairs
The rigs and masts are licensed by the American
Petroleum Institute (API) and built to API standards
Located in Odessa, Texas, Rig Works has over 100,000 square
feet of space
Rig Works provides an array of different size and capacity
workover rigs for its customers and custom fabricates specially designed rigs
During fiscal year ended June 30, 2012, Rig Works generated
over $29.5 million of revenue
Transaction Overview & Rationale Rig Works Overview
30
______________________________
Source: Rig Works CIM and website.
(1) Before potential cash earnout and adjustments for net debt, transaction fees, and working capital.  See the Offer to Purchase for additional information on the proposed terms of the Rig Works acquisition.
Potential to jointly develop a 750 – 1,000 HP rig for light drilling and heavy workover
IDE providing electric controls for workover rigs
IDE manufacturing masts for Rig Works to free up capacity
2012E / 2013E implied adjusted EBITDA multiples of 5.0x
and 4.2x, respectively
Potential Opportunities for IDE & Rig Works

Financial Summary 31

Equity Value to IDE Shareholders (1) Sources and Uses of Cash
Sources: Uses
EAC Trust Account $61.2 Tender Offer Redemptions
(3)
$0.0
EAC Cash Outside of Trust 0.2             Cash Consideration for IDE 25.6
IDE Cash at 6/30/12 8.4             EAC Transaction Costs
(4)
5.0
Pro Forma Cash Balance 39.2
Total Sources $69.8 Total Uses $69.8
Pro Forma Enterprise Value at $10.00 Per Share
Share Ownership at Closing
($ in millions)
Transaction Overview
______________________________
Note: Figures do not include potential Rig Works transaction or any potential new financing.
(1) Based on IDE's 6/30/2012 balance sheet.  Final amounts subject to closing date balance sheet.  Excludes a cash earnout of up to $10 million if 2013 EBITDA exceeds $30 million (full cash earnout of $10 million payable if 2013E
EBITDA is equal to or above $50 million).
(2) Increased cash consideration as a result of cash in EAC’s trust account exceeding $50 million at closing based on no redemptions.
(3) Assumes no redemptions in the tender offer.
(4) EAC transaction costs include a deferred corporate finance fee from the IPO and the cost to repurchase the unit purchase options (assuming EAC agrees with their holders to repurchase them shortly after closing).
(5) Our sponsor, current and former officers and directors shares exclude 1,704,000 additional EAC common shares that will be released from restrictions in four equal amounts of 426,000 shares if EAC’s stock price exceeds $12.00,
$13.50, $15.00 and $17.00 respectively, or if a change of control transaction occurs following closing.  Notwithstanding, holders are entitled to vote all of their 2,559,000 shares owned at closing.
(6) Excludes 5,250,000 additional EAC common shares that are issuable to IDE shareholders in four equal amounts of 1,312,500 shares if EAC’s stock price exceeds $12.00, $13.50, $15.00 and $17.00, respectively, within 5 years of closing, or if a change of control transaction occurs following closing that values EAC’s shares at more than each of the respective stock price thresholds.
32
Pro Forma Equity Value at $10 Per Share $108.1
Plus: Total Debt 19.0
Less: Pro Forma Cash (39.2)
Pro Forma TEV $87.9
TEV $87.5
Plus: Cash 8.4
Less: Debt (19.0)
Less: Net Working Capital Adjustment (11.7)
Equity Value $65.2
Cash (Minimum) 20.0
Contingent Cash
(2)
5.6
EAC Stock 39.6
EAC Common Shares Issued 3,956,267
Public Shares
(3)
6,000,000 55%
EAC Sponsor, Officers & Directors
(5)
855,000 8%
IDE Shareholders
(6)
3,956,267 37%
Total Shares at Closing 100%
10,811,267

EMPEIRIA ACQUISITION CORP.

2010 – 2013E CAGR: 36%

2010 – 2013E CAGR: 43%
Adjusted EBITDA Margin (%)

$1
$10
$9
$20
$30
0%
2%
4%
6%
8%
10%
12%
14%
16%
$0
$5
$10
$15
$20
$25
$30
$35
2009A 2010A 2011A 2012E 2013E
$67
$116
$164
$290
$294
$0
$100
$200
$300
$400
2009A 2010A 2011A 2012E 2013E
Financial Summary
Revenue Adjusted EBITDA
(1)
Capital Expenditures
(2)
Free Cash Flow
(3)
33
Note: All financial figures exclude Rig Works.
(1) 2009-2012 EBITDA and EBITDA margin are based on adjusted revenue and adjusted EBITDA. See page 34 for a reconciliation of adjusted EBITDA and adjusted
EBITDA margin, non-GAAP measures, to Net Income (Loss).
(2) Includes capital expenditures for property, plant and equipment and intangibles.
(3) Defined as adjusted EBITDA less capital expenditures.
$0
$2
$4
$3
$8
$0
$2
$4
$6
$8
$10
2009A 2010A 2011A 2012E 2013E
$1
$8
$4
$17
$22
$0
$5
$10
$15
$20
$25
2009A 2010A 2011A 2012E 2013E
($ in millions)
Adjusted EBITDA Adjusted EBITDA Margin

Reconciliation of Adjusted EBITDA
34
($ in millions)
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Historical Projected
2009 2010 2011 2012E 2013E
Actual Adjustments Adjusted Unadjusted Adjustments Adjusted
Revenue $66.8 $116.5 $163.6 (18.5) $   (a) $145.1 $289.9 ($22.0) (a) $267.9 $294.0
Cost of Goods Sold and Services 50.8 92.5 135.1 (16.7) (a) 118.4 251.9 (30.2) (a)(b) 221.7 234.5
Gross Profit 16.0 24.0 28.5 (1.8) 26.7 37.9 8.2 46.2 59.5
Gross Profit Margin % 23.9% 20.6% 18.4% 17.2% 20.3%
Operating Expenses 15.0 14.3 19.9 (2.5) (c) 17.3 29.1 (3.7) (b)(c) 25.4 29.1
Private Company Add-Backs 0.3 (c) 1.5 (c)
Incremental Public Company Costs (0.8) (d) (0.8) (d) (0.8) (d) (0.8) (d)
Adjusted EBITDA $0.6 $10.4 $8.7 $8.6 $8.9 $20.0 $30.5
Adjusted EBITDA Margin 0.9% 9.0% 5.9% 7.5% 10.4%
Net Income (Loss) ($3.4) $2.2 $2.1 $3.9 $17.9
Income Taxes (1.8) 1.5 1.7 2.3 9.6
Income (Loss) Before Income Taxes (5.2) 3.7 3.9 6.2 27.5
Depreciation and Amortization 0.8 0.8 1.2 1.9 2.1
Interest Expense, Net 5.4 5.1 3.6 0.9 1.1
Other (Income) Expense (0.0) 0.0 (0.1) (0.2) (0.2)
Adjustment for Non-Recurring Rig Jobs (1.8) (a) 7.5 (a)
One-Time Expenses 1.7 (b)
Private Company Add-Backs 0.3 (c) 1.5 (c) 2.5 (c) 2.7 (c)
Incremental Public Company Costs (0.8) (d) (0.8) (d) (0.8) (d) (0.8) (d) -
Adjusted EBITDA $0.6 $10.4 $8.6 $20.0 $30.5
______________________________
(a)
Adjustments to eliminate revenue and COGS related to rigs produced for a certain customer under circumstances that management deems non-recurring.
(b)
Adjustments for one-time expenses related to design engineering for new rig products and system development.
(c)
Adjustments to eliminate certain private company operating expenses not expected to be incurred on a go-forward basis as a public company.
(d)
Adjustments for expected incremental expenses of operating as a public company.

EMPEIRIA ACQUISITION CORP.

2011 Adjusted EBITDA
Complete Rigs & Rig Refurbishment - Change in Revenue(1)
Complete Rigs & Rig Refurbishment - Change in Margin(2)
Power Systems & Electrical
Hydraulics & Other
(Increase) in Operating Expenses
2012E Adjusted EBITDA

2012E Adjusted EBITDA
Complete Rigs & Rig Refurbishment - Change in Revenue(1)
Complete Rigs & Rig Refurbishment - Change in Margin(2)
Power Systems & Electrical
Hydraulics & Other
(Increase) in Operating Expenses
2013E EBITDA

Adjusted EBITDA Bridges
35
$8.6
$10.6
($0.8)
$7.7
$2.0
($8.1)
$20.0
Note: All figures exclude Rig Works.
(1) Takes into account revenue changes while holding gross margin constant.
(2) Projected revenue multiplied by the projected change in gross margins.
($ in millions)
$20.0
$2.0
$11.2
$0.2
$0.0
($2.9)
$30.5
2011 to 2012 2012 to 2013

Based on:
Projected 2013 EBITDA of $30.5 million
Forward EBITDA multiple range of 4.0-7.0x
EAC’s pro forma capital structure (including dilution from contingent shares, warrants and options)
EAC’s pro forma value per diluted share is estimated as between $11.28 and $14.58
Pro Forma Value Per Diluted EAC Share
Illustrative Value per EAC Share
Note: All figures assume no redemptions in the tender offer.
(1) The release from restrictions of the Sponsor incentive shares, the issuance of the IDE contingent common shares, and the exercise of the public warrants and management options are determined based upon the value per share amounts before such release, issuance or exercise.
36
(millions, except per unit figures)
2013E EBITDA $30.5
2013 (Forward) EBITDA Multiple 4.0x 5.0x 6.0x 7.0x
TEV 122.0 $        152.4 $        182.9 $        213.4 $
Less: Debt at Closing (19.0) (19.0) (19.0) (19.0)
Plus: Cash at Closing 39.2 39.2 39.2 39.2
Equity Value 142.1 172.6 203.1 233.6
Add: Warrants and Options Exercise Proceeds 84.0 84.0 84.0 84.0
Equity Value + Exercise Proceeds 226.1 $        256.6 $        287.1 $        317.6 $
Common Shares at Closing 10.8 10.8 10.8 10.8
Applicable Contingent Shares, Warrants and Options
(1)
9.2 9.2 11.0 11.0
Total Shares 20.0 20.0 21.8 21.8
Value Per Diluted Share $11.28 $12.80 $13.18 $14.58

EMPEIRIA
ACQUISITION CORP.

IDE
INTEGRATED DRILLING EQUIPMENT

Robust underlying market fundamentals driven by industry need for new and refurbished drilling rigs
Established integrated drilling rig manufacturer provides the ideal platform for building a diversified oilfield services manufacturing company with a global reach
Compelling transaction valuation – significantly below comparable precedent transactions and trading multiples for publicly traded peers
Considerable number of immediate organic and acquisition growth opportunities
Deep and experienced management team
Value added operational and investment experience from the EAC Board of Directors
Attractive Investment Opportunity
37

Non-GAAP Information
We are providing Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Revenue and Adjusted Cost of Goods and Services Sold (the “Non-
GAAP Measures”), which are not prepared in accordance with generally accepted accounting principles (“GAAP”), because we believe that they provide an additional metric by which to evaluate IDE’s operations and, when considered together with our GAAP results and the reconciliation to net income (loss), we believe they provide a more complete understanding of IDE’s business than could be obtained absent this disclosure. Adjusted EBITDA and Free Cash Flow measures are commonly used by management and the investors as a measure of leverage capacity, debt service ability and liquidity.  Adjusted EBITDA represents net income (loss) before interest expense, net, income taxes, depreciation and amortization, and other (income) expense plus the sum of certain one-time expenses, private company add-backs and public company costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Adjusted Revenue.  Free Cash
Flow is calculated by subtracting capital expenditures from Adjusted EBITDA. Adjusted Revenue and Adjusted Cost of Goods and Services Sold are calculated by subtracting revenue and costs associated with a non-recurring customer project and certain one-time expenses from Revenue and Cost of Goods and Services Sold, respectively. The Non-GAAP Measures should not be considered in isolation or as an alternative to net income (loss), income (loss) from operations, net cash provided by operating, investing or financing activities or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP. The Non-GAAP Measures should be considered as a measure of discretionary cash available to us to invest in the growth of the business. The Non-GAAP Measures as presented may not be comparable to other similarly titled measures of other companies and our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual items.
EAC has commenced a tender offer to purchase its common shares. This presentation is neither an offer to purchase nor a solicitation of an offer to sell EAC common shares.  The solicitation and the offer to buy EAC’s common shares is being made pursuant to an Offer to Purchase and related offer materials that EAC filed with the SEC.  The Schedule TO including an offer to purchase, a related letter of transmittal and other offer documents) contains important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials were, and revised materials will be, sent free of charge to all security holders of EAC.  In addition, all materials filed by EAC with the SEC are available at no charge on the SEC’s website at www.sec.gov.  Security holders may also obtain free copies of the documents filed by EAC with the SEC by directing a request to the information agent for the tender offer.  Security holders of EAC are urged to read the tender offer documents and other relevant materials filed with the SEC before making any investment decision with respect to the tender offer because they contain important information about the tender offer, the merger and the parties to the merger.
Disclosure
38
Important Information about the Tender Offer

Integrated Drilling Equipment Company Holdings, Inc.